Exhibit 23.2

WARREN AVERETT, LLC  CPAs and Consultants
Warren Averett Wilson Price Division

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-188268 on Form S-8 of Charter Financial Corporation of our report dated June 26, 2012, relating to the financial statements of the Charter Bank 401(k) Plan as of and for the year ended December 31, 2011, which appear in this Form 11-K.

Warren Averett, LLC

/s/ Warren Averett, LLC

Montgomery, Alabama
July 1, 2013